EXHIBIT 11.1

                            CORNELL CORRECTIONS, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
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                                                                            THREE MONTHS ENDED MARCH 31,
                                                        ------------------------------------------------------------------------
                                                                       2000                                  1999
                                                        ----------------------------------    ----------------------------------
                                                             BASIC             DILUTED             BASIC             DILUTED
                                                        ---------------    ---------------    ---------------    ---------------
Net Earnings ........................................   $         1,971    $         1,971    $        (1,514)   $        (1,514)
                                                        ===============    ===============    ===============    ===============

Shares used in computing net earnings per share:
    Weighted average common shares and
      common share equivalents ......................            10,149             10,149             10,110             10,110


    Less treasury shares ............................              (697)              (697)              (697)              (697)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method              --                  150               --                  251
                                                        ---------------    ---------------    ---------------    ---------------

                                                                  9,452              9,602              9,412              9,663
                                                        ---------------    ---------------    ---------------    ---------------


 Net earnings per share .............................   $          0.21    $          0.21    $         (0.16)   $         (0.16)
                                                        ===============    ===============    ===============    ===============
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